UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2005

STATER BROS. HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Commission file number 001-13222

Delaware (State or other jurisdiction of incorporation)	33-0350671 (I.R.S. Employer Identification No.)

21700 Barton Road Colton, California (Address of principal executive offices)	92324 (Zip Code)

Registrant’s telephone number, including area code: (909) 783-5000

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 15, 2005, management discussed with the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) a letter issued by the Chief Accountant of the SEC dated February 7, 2005 regarding certain operating lease accounting issues and the Chief Accountant’s clarification for accounting for leases under generally accepted accounting principles. At the April 15, 2005 Audit Committee meeting, management presented to the Audit Committee its findings that the useful lives used to depreciate certain leasehold improvements were not consistent with the February 7, 2005 letter issued by Chief Accountant of the SEC. In addition, management discussed with the Audit Committee language to clarify the Company’s accounting policy regarding rent holiday for land during the period of new store construction.

At the April 15, 2005 meeting, management and the Audit Committee consulted with Ernst & Young, the Company’s independent registered public accounting firm regarding the useful lives used to depreciate leasehold improvements. After consulting with management and Ernst & Young, the Audit Committee concurred with management that the Company applied incorrect useful lives to certain leasehold improvements and that a restatement of previously issued audited consolidated financial statements for fiscal years 2002, 2003 and 2004 is needed. The Company is in the process of calculating the effect of the restatement but estimates that the cumulative effect, after tax, through December 26, 2004 to be less than $3.0 million. Also, the Audit Committee approved the clarification in the Company’s accounting policy for land rent during new store construction. The clarification in policy did not have a material effect on the Company’s consolidated financial statements.

As a result of the Company’s decision to restate its consolidated financial statements for fiscal years 2002, 2003 and 2004, the consolidated financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ended September 26, 2004, as well as its interim unaudited consolidated financial statements for the first quarter of fiscal 2005 should no longer be relied upon. Prior to May 11, 2005, the Company expects to file appropriate reports amending its Annual Report on Form 10-K for its fiscal year ended September 26, 2004 and its periodic report on Form 10-Q for its first quarter of fiscal 2005 ended on December 26, 2004, with restated consolidated financial statements. The Company’s Form 10-Q for its fiscal quarter ended March 27, 2005, to be filed on or before May 11, 2005, will reflect the restated information for the periods presented therein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stater Bros. Holdings Inc.
/s/ Phillip J. Smith
By:	Phillip J. Smith
Senior Vice President and Chief Financial Officer

Date: April 20, 2005